SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): July 3, 2000 (April 19, 2000)

                                DRUGMAX.COM, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              NEVADA                     0-24362                34-1755390
 -------------------------------        -----------          ------------------
 (State or other jurisdiction of        File Number          (I.R.S. Employer
           incorporation)                                    Identification No.)

                           12505 STARKEY ROAD, SUITE A
                              LARGO, FLORIDA 33773
                    ----------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (727) 533-0431

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
        EXHIBITS.

Here are the financial statements and pro forma financial information, along with exhibits, to be included on Form 8-K dated April 19, 2000 for the acquisition of Valley Drug Company.

(a) Financial statements of the businesses acquired, prepared pursuant to Rule
3.05 of Regulation S-X:


ITEM                                                                        PAGE
----                                                                        ----

Audited financial statements of Valley Drug Company

    Report of Brimmer, Burek, & Keelan, LLP Independent Auditors

    Balance Sheets as of December 31, 1999, 1998, 1997

    Income Statements for the Years Ended December 31, 1999, 1998 and 1997

    Statement of Shareholders' Equity for the Years Ended December 31, 1999, 1998, and 1997

    Statements of Cash Flows for the
             Year Ended December 31, 1999, 1998 and 1997

    Notes to Financial Statements

 (b) Pro forma financial information required pursuant to Article 11 of Regulation S-X:

ITEM

DrugMax.com, Inc. And Subsidiaries Unaudited Pro Forma Condensed Consolidated
                  Financial Statements


         Unaudited Pro Forma Condensed Consolidated Balance
                  Sheet as of March 31, 2000

         Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Year Ended March 31, 2000

(c)  Exhibits in accordance with the provisions of Item 601 of Regulation S-K:

EXHIBITS

2.1 Merger Purchase Agreement between DrugMax.com, Inc., DrugMax Acquisition Corporation, and Valley Drug Company, Ronald J. Patrick and Ralph A. Blundo dated as of April 19, 2000. (1)

10.1  Consent of National City Bank to the Merger dated April 13, 2000. (1)

99.1  Audited Financial Statements of DrugMax.com, Inc. as of March 31, 2000.
      (2)

99.2  Audited Financial Statements of DeskTop Corporation as of March 31, 2000.
      (3)

99.3  Audited Financial Statements of VetMall, Inc. as of March 31, 2000. (3)
------------

(1) Incorporated by reference to the Company's Current Report on Form 8-K, file number 0-24362, filed in Washington, D.C. on May 3, 2000.

(2) Incorporated by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2000, file number 0-24362, filed in Washington, D.C. on June 29, 2000.

(3) Incorporated by reference to the Company's Current Report on Form 8-K/A, file number 0-24362, filed in Washington, D.C. on June 29, 2000.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     DRUGMAX.COM, INC.

                                     /s/ WILLIAM L. LAGAMBA
                                     ----------------------
                                     William L. LaGamba, Chief Executive Officer

Dated:  July 3, 2000

                                DRUGMAX.COM, INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma data presented in the unaudited pro forma condensed Consolidated statements of operations are included in order to illustrate the effect on the Company's financial statements of the transactions described below:

On November 26, 1999, DrugMax.com, Inc. ("DrugMax") acquired all the issued and outstanding shares of Becan Distributors, Inc. and its subsidiary, Discount Rx, Inc. (collectively "Becan") for $2,000,000 in cash and 2,000,000 shares of DrugMax common stock. The acquisition is accounted for as a purchase.

On March 20, 2000, DrugMax acquired all the issued and outstanding shares of DeskTop Corporation and its subsidiary, DeskTop Ventures, Inc. (collectively "DeskTop") for stock and payment of certain DeskTop liabilities. DeskTop provides consulting and software development services. The acquisition is accounted for as a purchase.

Simultaneous with the DeskTop acquisition, DrugMax acquired a 20% interest in VetMall, Inc. ("VetMall") a web site management company. Since DeskTop already owned a 50% interest in VetMall, the acquisition of the additional 20% interest gave DrugMax a controlling interest in VetMall. The acquisition is accounted for as a purchase.

On April 19, 2000, DrugMax acquired all the issued and outstanding stock of Valley Drug Company for $1,700,000 and 226,666 shares of DrugMax common stock. The acquisition is accounted for as a purchase.

For purposes of the statement of operations the adjustments are presented as if DrugMax had acquired Becan, DeskTop, VetMall and Valley as of April 1, 1999.

The pro forma information is based on the following historical financial statements after giving effect to the transactions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma condensed consolidated financial statements.

          The audited consolidated financial statements of DrugMax (as filed on DrugMax's Form 10-KSB, for the fiscal year ended March 31, 2000),

          The unaudited consolidated financial statements of Becan which were provided by Becan,

          The audited consolidated financial statements of Desktop for the fiscal year ended March 31, 2000 (filed with Form 8-K/A filed on June 29, 2000) which have been provided by Desktop,

          The audited financial statements of VetMall for the period from June 28, 1999 (date of inception) through March 31, 2000 (filed with Form 8-K/A filed on June 29, 2000) which were provided by VetMall, and

          The December 31, 1999 audited financial statements of Valley for the year ended December 31, 1999 (filed with this report under Item 7 (a)) which have been provided by Valley.

These pro forma condensed consolidated financial statements may not be indicative of the results that actually would have occurred if the consolidations had been in effect on the dates indicated or which may be obtained in the future.

In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.

(1) The pro forma consolidated balance sheet gives effect to the Valley acquisition as if it had occurred on March 31, 2000. Because the Becan, DeskTop and VetMall acquisitions occurred during the fiscal year, the effects of these acquisitions are included in DrugMax's balance sheet at March 31, 2000

Adjustments reflect the following:

(a) Adjust the historical financial statements for DrugMax's acquisition of Valley Drug Company by reflecting the purchase transaction. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to be indicative of the combined results of operations that actually would have occurred if the transactions had been effected at the dates indicated or to project future results of operations for any period.

The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the financial statements and related notes of the respective companies.

(1) Becan's statement of operations includes only activity from April 1, 1999 through November 26, 1999 (date of acquisition). The VetMall statement of operations is for the period from June 28, 1999 (date of inception) through March 20, 2000 (date of acquisition). The DeskTop statement of operations is for the period from April 1, 1999 to March 20, 2000 (date of acquisition). All activity of Becan, DeskTop and VetMall subsequent to the respective dates of acquisition is included in DrugMax's March 31, 2000 consolidated statement of operations. Valley's statement of operations is for the year ended December 31, 1999.

Adjustments reflect the following:

(a) Elimination of intercompany revenues and expenses to reflect the consolidation of DeskTop and VetMall due to the common ownership created by the acquisition.

(b) Amortization expense related to goodwill arising from the Becan acquisition (15 year life.)

(c) Amortization expense related to goodwill arising from the DeskTop acquisition (5 year life.)

(d) Amortization expense related to goodwill arising from the VetMall acquisition (5 year life.)

(e) Amortization expense related to goodwill arising from the Valley acquisition (15 year life.)

(f)  Tax benefit lost as result of acquisitions.

(g) Weighted average shares of common stock outstanding was calculated based on the assumption that the shares issued in connection with the acquisitions were outstanding for the entire period.

                       VALLEY DRUG COMPANY AND SUBSIDIARY

                          INDEX TO FINANCIAL STATEMENTS




Independent Auditors' Reports                                                  1

Balance Sheets as of December 31, 1999, 1998 and 1997                          2

Income Statements for the years ended December 31, 1999, 1998 and 1997         3

Statement of Shareholders' Equity for the years ended
  December 31, 1999, 1998 and 1997                                             4

Statements of Cash Flows for the years ended
  December 31, 1999, 1998 and 1997                                             5

Notes to Financial Statements                                             6 - 13

                          Independent Auditors' Report

To the Board of Directors
Valley Drug Company
Youngstown, Ohio

We have audited the accompanying balance sheets of Valley Drug Company as of December 31, 1999, 1998 and 1997, and the related statements of operations, shareholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Valley Drug Company as of December 31, 1999, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                    BRIMMER, BUREK & KEELAN LLP



                                                    Certified Public Accountants

Tampa, Florida
April 28, 2000

                               VALLEY DRUG COMPANY
                                 BALANCE SHEETS
                          DECEMBER 31, 1999, 1998, 1997



                                     ASSETS

                                              1999             1998             1997
                                           -----------      -----------      -----------
Current assets

     Cash                                  $       502      $ 2,137,036      $ 1,459,841
     Accounts receivable, net                2,701,754        2,951,469        3,250,507
     Inventory                               6,339,119        5,994,546        6,350,216
     Prepaid and other current assets           21,125           23,786           22,966
                                           -----------      -----------      -----------


          Total current assets               9,062,500       11,106,837       11,083,530



Property, plant and equipment - net             66,754           23,362           14,649



Notes receivable                                    --               --          119,542

Shareholder note receivable                     70,000           52,000               --

Non-current accounts receivable                254,792          438,092          347,201

Other non-current assets                       113,414              990           48,684
                                           -----------      -----------      -----------


          Total assets                     $ 9,567,460      $11,621,281      $11,613,606
                                           ===========      ===========      ===========

                      LIABILITIES AND SHAREHOLDER'S EQUITY

                                                           1999              1998               1997
                                                       ------------      ------------       ------------
Current liabilities
     Line of credit                                    $  4,166,000      $         --       $         --
     Current portion long-term debt                         236,151         1,218,834          1,218,834
     Bank overdraft                                         517,336                --                 --
     Accounts payable                                     2,385,618         2,835,381          2,521,603
     Accrued expenses                                       145,190           121,040            235,394
                                                       ------------      ------------       ------------

          Total current liabilities                       7,450,295         4,175,255          3,975,831

Long-term debt                                            1,585,517                --                 --
                                                       ------------      ------------       ------------

          Total liabilities                               9,035,812         4,175,255          3,975,831


Shareholders' equity
     Preferred stock, no par; 250 shares authorized;
       0 shares issued and outstanding                           --                --                 --
     Common stock, no par; 500 shares authorized;
       100 shares issued and outstanding, at
       December 31, 1999, 200 shares issued and
       outstanding at December 31, 1998 and 1997                 --           100,000            100,000
Additional paid in capital                                       --                --                 --
Treasury stock                                                   --        (1,951,470)        (1,951,470)
Retained earnings                                           531,648         9,297,496          9,489,245
                                                       ------------      ------------       ------------

              Total shareholders' equity                    531,648         7,446,026          7,437,775
                                                       ------------      ------------       ------------

              Total liabilities and
                 Shareholders' equity                  $  9,567,460      $ 11,621,281       $ 11,413,606
                                                       ============      ============       ============


Please read accompanying notes

                               VALLEY DRUG COMPANY
                            STATEMENTS OF OPERATIONS
                          DECEMBER 31, 1999, 1998, 1997

                                            1999               1998               1997
                                        ------------       ------------       ------------
Sales                                   $ 50,572,187       $ 47,040,482       $ 48,124,876

Cost of good sold                         48,037,331         44,613,313         45,156,477
                                        ------------       ------------       ------------

     Gross Profit                          2,534,856          2,427,169          2,968,399


Operating expenses
     Depreciation                             11,963              5,278              2,955
     General and administrative            1,726,029          1,573,291          1,636,999
                                        ------------       ------------       ------------

     Total operating expenses              1,737,992          1,578,569          1,639,954
                                        ------------       ------------       ------------


     Operating income                        796,864            848,600          1,328,445


Other income (expense)
     Interest income                          13,113             97,946             99,181
     Interest expense                       (565,371)          (109,695)          (109,696)
                                        ------------       ------------       ------------
Total other income (expense)                (552,258)           (11,749)           (10,515)
                                        ------------       ------------       ------------

Net income                              $    244,606       $    836,851       $  1,317,930
                                        ============       ============       ============


Basic and diluted income per share      $   2,446.06       $   4,184.26       $   6,589.65
                                        ============       ============       ============

Weighted-average shares of
   common stock outstanding                      100                200                200
                                        ============       ============       ============


Please read accompanying notes.

                               VALLEY DRUG COMPANY
                  STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
                          DECEMBER 31, 1999, 1998, 1997

                                      COMMON STOCK                  PREFERRED STOCK
                               -------------------------       ------------------------
                               NUMBER OF                       NUMBER OF
                                SHARES           AMOUNT          SHARES         AMOUNT
                               ---------       ---------       ---------      ---------
Balance at 12/31/96                  200       $ 100,000              --      $      --

Net income                            --              --              --             --

Shareholder distributions             --              --              --             --
                               ---------       ---------       ---------      ---------

Balance at 12/31/97                  200         100,000              --             --

Net income                            --              --              --             --

Shareholder distributions             --              --              --             --
                               ---------       ---------       ---------      ---------

Balance at 12/31/98                  200         100,000              --             --

Net income                            --              --              --             --

Shareholder distributions             --              --              --             --

Purchase and retirement
  of 200 shares                     (200)       (100,000)             --             --

Issuance of 100 shares               100              --              --             --

Retirement of 139 shares              --              --              --             --
                               ---------       ---------       ---------      ---------

Balance 12/31/99                     100       $      --              --      $      --
                               =========       =========       =========      =========

                               VALLEY DRUG COMPANY
                  STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
                          DECEMBER 31, 1999, 1998, 1997

                                  TREASURY STOCK
                          -----------------------------
          RETAINED         NUMBER OF
          EARNINGS           SHARES           AMOUNT             TOTAL
        -----------       -----------       -----------       -----------
        $ 9,151,315               139       $(1,951,470)      $ 7,299,845

          1,317,930                --                --         1,317,930

           (980,000)               --                --          (980,000)
        -----------       -----------       -----------       -----------

          9,489,245               139        (1,951,470)        7,637,775

            836,851                --                --           836,851

         (1,028,600)               --                --        (1,028,600)
        -----------       -----------       -----------       -----------

          9,297,496               139        (1,951,470)        7,446,026

            244,606                --                --           244,606

             (7,000)               --                --            (7,000)


         (7,051,984)               --                --        (7,151,984)

        -----------       -----------       -----------       -----------

         (1,951,470)             (139)        1,951,470                --
        -----------       -----------       -----------       -----------

        $   531,648                --       $        --       $   531,648
        ===========       ===========       ===========       ===========


Please read accompanying notes.

                               VALLEY DRUG COMPANY
                            STATEMENTS OF CASH FLOWS
                          DECEMBER 31, 1999, 1998, 1997


CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                               $   244,606       $   836,851       $ 1,317,930
     Adjustments to reconcile net income to
        net cash provided by operating activities:
         Depreciation expense                                      11,963             5,278             2,955
         Changes in operating assets and liabilities:
         (Increase) decrease in:
            Accounts receivable                                    41,100           208,147          (605,288)
            Inventory                                            (344,573)          355,670           328,199
            Other current assets                                    2,661              (820)            6,380
            Other assets                                         (112,424)           47,694           (48,259)
         Increase (decrease) in:
            Accounts payable                                       67,572           313,778            10,022
            Accrued expenses                                       24,150          (114,354)           65,841
                                                              -----------       -----------       -----------

     Net cash provided by operating activities                    (64,945)        1,652,244         1,077,780
                                                              -----------       -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                           (55,355)          (13,991)               --
     Notes receivable acquired                                    (70,000)               --           (81,129)
     Payments received on notes                                    52,000            67,542           102,302
                                                              -----------       -----------       -----------

     Net cash provided by (used in) investing activities          (73,355)           53,551            21,173
                                                              -----------       -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net borrowings on line of credit                           4,166,000                --                --
     Proceeds from issuance of debt                             2,000,000                --                --
     Payments on long-term debt                                (1,397,166)               --                --
     Purchase and retirement of common stock                   (6,760,068)               --                --
     Distribution to shareholders                                  (7,000)       (1,028,600)         (980,000)
                                                              -----------       -----------       -----------

     Net cash (used in) financing activities                   (1,998,234)       (1,028,600)         (980,000)
                                                              -----------       -----------       -----------

Net increase (decrease) in cash                                (2,136,534)          677,195           118,953

Cash at beginning of year                                       2,137,036         1,459,841         1,340,888
                                                              -----------       -----------       -----------

Cash at end of year                                           $       502       $ 2,137,036       $ 1,459,841
                                                              ===========       ===========       ===========

SUPPLEMENTAL INFORMATION:
     Cash paid for interest                                   $   565,371       $   109,695       $   109,695
                                                              ===========       ===========       ===========



Please read accompanying notes.

                               VALLEY DRUG COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1999, 1998 AND 1997


NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Valley Drug Company (the Company) was incorporated in 1983 as an Ohio corporation. The Company is a wholesale distributor of pharmaceuticals, over the counter drugs, and health and beauty care products throughout the United States. The Company sells primarily to independent retail and regional chain owned drug stores.

The Company was privately owned until April 19, 2000 and had elected with the consent of its shareholders to be taxed as an S corporation. On April 19, 2000, the Company executed an agreement and plan of reorganization with DrugMax.com, Inc. ("DrugMax") whereby all of the issued and outstanding capital stock of the Company was exchanged for shares of DrugMax (Note 7). As a result of the exchange, the Company became a wholly owned subsidiary of DrugMax.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies used in preparing the accompanying financial statements follows:

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following:

                                                  1999              1998              1997
                                               -----------       -----------       -----------
          Accounts receivable trade            $ 3,061,342       $ 3,197,900       $ 3,528,881
          Allowance for doubtful accounts         (359,588)         (246,431)         (278,374)
                                               -----------       -----------       -----------

             Total accounts receivable         $ 2,701,754       $ 2,951,469       $ 3,250,507
                                               ===========       ===========       ===========

                               VALLEY DRUG COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1999, 1998 AND 1997


NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVENTORIES

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

PROPERTY AND EQUIPMENT

Depreciation is provided for using the straight-line method, in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives ranging from three to seven years.

Property and equipment consisted of the following:

                                          1999             1998           1997
                                        ---------       ---------       ---------
          Furniture and fixtures        $ 422,702       $ 414,911       $ 414,911
          Leasehold improvements           41,970          28,078          28,078
          Equipment                        47,663          13,991              --
                                        ---------       ---------       ---------
                                          512,335         456,980         442,989
          Accumulated depreciation       (445,581)       (433,618)       (428,340)
                                        ---------       ---------       ---------

                                        $  66,754       $  23,362       $  14,649
                                        =========       =========       =========

IMPAIRMENT OF ASSETS

The Company's policy is to evaluate whether there has been a permanent impairment in the value of long-lived assets, certain identifiable intangibles and goodwill when certain events have taken place that indicate that the remaining balance may not be recoverable. When factors indicate that the intangible assets should be evaluated for possible impairment, the Company uses an estimate of related undiscounted future cash flows. There have been no impairment losses in 1999, 1998 or 1997.

INCOME TAXES

The Company has elected under the Internal Revenue Code to be taxed as an S Corporation. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual federal and state income taxes on their proportionate shares of the Company's taxable income.

                               VALLEY DRUG COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1999, 1998 AND 1997


NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CAPITALIZATION

The Company is authorized is issue 500 shares of common stock, without par value and 250 shares of preferred stock without par value.

         COMMON STOCK -The holders of common shares have the sole and exclusive voting power on all matters to be presented to the shareholders. The following shares were issued and outstanding at December 31

                                     1999             1998             1997
                                  ----------       ----------       ----------
         Issued                       500              500              500
         Outstanding                  100              200              200

         PREFERRED STOCK - The Company's directors may adopt amendments to the Articles of Incorporation to create one or more series of preferred shares. The shares of each series to have such designations, privileges , restrictions and qualifications as determined by the directors. At December 31, 1998 and 1997, none of the preferred shares had been given any designations, privileges , restrictions or qualifications and no preferred shares had been issued. The shares were cancelled in January 1999.

REVENUE RECOGNITION

Revenues are recognized when the merchandise is shipped to the customer.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, however, management does not believe these differences would have a material effect on the operating results.

EARNINGS PER COMMON SHARE

Earnings per common share have been computed based upon the weighted-average number of shares outstanding during the period.

                               VALLEY DRUG COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1999, 1998 AND 1997

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY LEASES

The Company leases a property in Youngstown, Ohio that is being utilized by the Company for offices, warehousing, and shipping for its distribution operations, consisting of approximately 30,000 square feet. The offices are leased pursuant to a ten-year lease that expires on December 30, 2008. The Company has an option to continue the lease on a month to month basis. The rental under the lease is $6,000 per month. Rent expense was $72,000 for each year presented.

Future minimum lease payments, by year in aggregate under non-cancelable operating leases consist of the following at December 31, 1999:

           YEAR ENDED DECEMBER 31,
           ----------------------

                    2001                                     $   72,000
                    2002                                         72,000
                    2003                                         72,000

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company, in estimating its fair value disclosures for financial instruments, uses the following methods and assumptions:

         CASH, ACCOUNTS RECEIVABLE, ACCOUNTS PAYABLE AND ACCRUED EXPENSES: The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses approximate their fair value due to their relatively short maturity.

         LONG-TERM OBLIGATIONS: The fair value of the Company's fixed-rate long-term obligations is estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements. At December 31, 1999, 1998 and 1997, the fair value of the Company's long-term obligations approximated its carrying value.

         CREDIT LINES PAYABLE: The carrying amount of the Company's credit lines payable approximates fair market value since the interest rate on these instruments changes with market interest rates.

                               VALLEY DRUG COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1999, 1998 AND 1997

NOTE 2  - RELATED PARTY TRANSACTIONS

LEASE

The Company leases the building it operates in from the former shareholder for a period of eight years on a triple net basis at the rate of $6,000 per month.

CUSTOMERS CONTROLLED BY EMPLOYEE

The son of the former owner is currently an employee and owns three customers of the Company. The sales to those customers are at a price within a maximum of 1/2 percent of the price offered by the Company to similar retail accounts on RX and OTC items. The sales of those customers for the years ended December 31, 1999, 1998 and 1997 were $3,760,000, $3,351,000 and $2,966,000 respectively.

LOAN GUARANTEES

The revolving line of credit and term loans in the amounts of $4,500,000 and $2,000,000, respectively are personally guaranteed by the new owners of the Company.

PROFESSIONAL PHARMACY SOLUTIONS, LLC

The two shareholders of the Company and the VP of Sales own Professional Pharmacy Solutions (PPS), a pharmacy management company. PPS manages and operates pharmacies owned by a local hospital. The Company sells pharmaceuticals to PPS on a cost plus basis. The Company had a receivable of approximately $125,000 at December 31, 1999. Sales to the pharmacies operated by PPS totaled approximately $700,000.

NOTE 3 - CONCENTRATIONS OF CREDIT RISK

CASH IN BANK

The Company maintains its checking account in one commercial bank. Cash in this checking account at times exceeded the $100,000 Federal Deposit Insurance Corporation's maximum insured balance coverage.

                               VALLEY DRUG COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1999, 1998 AND 1997


NOTE 4 - NOTES PAYABLE

Notes payable consist of the following:

                                                         1999               1998             1997
                                                      -----------       -----------       -----------
          Shareholder loan - Monthly payments
          of interest of 9%, due on demand            $        --       $ 1,218,834       $ 1,218,834

          Bank Term Loan- Monthly
          payments of $32,105 including
          principal and interest of 8.8% with
          a maturity date of January 4, 2002 -
          subject to the same covenants,
          collateral and guarantees as the
          line of credit (Note 4)                       1,821,668                --                --

          Less current portion of long-term debt         (236,151)       (1,218,834)       (1,218,834)
                                                      -----------       -----------       -----------

          Total long-term debt                        $ 1,585,517       $        --       $        --
                                                      ===========       ===========       ===========



The schedule of maturities of long-term debt in the future periods is as follows:

       2000                                                    $    236,151
       2001                                                         257,792
       2002                                                       1,327,725
                                                               ------------

       Total                                                   $  1,821,668
                                                               ============

                               VALLEY DRUG COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1999, 1998 AND 1997


NOTE 5 - LINE OF CREDIT

In January 1999, the Company established a $ 4.5 million revolving credit facility scheduled to mature in January 2001. The credit available to the Company is based on a percentage of eligible accounts receivable and inventory. The facility imposes financial covenants on tangible net worth, leverage, and a debt service ratio. At December 31, 1999, the Company was not in compliance with the financial covenants. The bank waived the covenants in the March 1999 letter to the Company. Minimum borrowing under the agreement is $1,000. The agreement places limitations on disposition of assets and debt funding to transactions within the normal course of business and restricts the payment of dividends to any shareholder of record and any class of common stock during the term of the agreement. Borrowings accrue interest at 11% and are secured by all assets of the Company. The shareholders have personally guaranteed the loan. At December 31, 1999, the Company had borrowed $ 4,166,000 under this facility.

The credit line payable is included with current liabilities instead of long-term liabilities as management believes that this presentation better reflects the utility of the current assets as the source of repayment for the credit line payable.

NOTE 6 - YEAR 2000 ISSUE

The Year 2000 issue relates to limitations in computer systems and applications that may prevent proper recognition of the Year 2000. The potential effect of the Year 2000 issue on the Company will not be fully determinable until the Year 2000 and thereafter. The Company's software packages and all of the hardware associated with its operations are Year 2000 compliant. The Company is currently requesting that all suppliers supply certification statements that comply with the Year 2000 requirements. If the Year 2000 modifications are not properly completed either by the Company or entities with which the Company conducts business, the Company's revenues and financial condition could be adversely impacted.

NOTE 7 - SUBSEQUENT EVENT

SALE OF COMPANY

On April 19, 2000, the Company was sold to DrugMax.com, Inc. by an exchange of all of the outstanding shares of the Company for $1,700,000 and 226,666 common shares of DrugMax.com, Inc. 22,666 of the total shares being received are subject to a holdback provision. The holdback provision provides for an adjustment of the sale price based upon an audit of the balance sheet of the Company as of April 19, 2000. If the audit results in a shareholders equity less than an agreed upon amount, the sale price is subject to a corresponding reduction and to be subtracted from the holdback shares.

                               VALLEY DRUG COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1999, 1998 AND 1997


NOTE 8 - PROFIT SHARING PLAN

The Company maintains a qualified profit sharing plan for the benefit of its employees. The plan provides for discretionary contributions to the plan each year and covers employees over the age of 21 with at least one year of service. Vesting is immediate upon participation in the plan. The Company has made a contribution to the plan for the years ended December 31, 1999, 1998 and 1997 in the amounts of $30,000, $-0- and $30,000, respectively.

NOTE 9 - CHANGE IN OWNERSHIP AND REFINANCING

On January 4, 1999 the ownership of the Company changed whereby the previous owners' stock was redeemed by the Company and the new owners were issued no par common shares so that they owned 100% of the outstanding shares. Simultaneous with the redemption, the new owner purchased .61 shares of the common stock from the previous owners. After the redemption and issuance of new shares to the new owner, 50% of the new owner's shares were sold to another unrelated individual.

In addition, the previously held treasury shares and the newly redeemed shares were canceled by the Company and the previous 500 no par common shares were canceled.

The Company obtained a revolving line of credit with a limit of $4,500,000 and an installment loan of $2,000,000 to obtain the funds to redeem the previous shareholders stock for the approximate amount of $7 million. In addition to the cash payment for their stock, they received an assignment of certain customer receivables totaling $391,917 and their shareholder loan of $1,218,834 was paid in full. The customer receivables were for three customers owned by the son of the former owners who is also an employee. As part of the redemption agreement, the former shareholder signed a covenant not to compete and an employment agreement. The employment agreement is for $12,000 per year for 63 months. The former shareholder owns the building in which the Company operates and a lease was executed for a term of 96 months on triple net terms at an annual rate of $72,000.

The son of the former owner also executed an employment contract for a period of 96 months at an annual compensation of $48,000 and a covenant not to compete that runs concurrently with the employment agreement.

                               VALLEY DRUG COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1999, 1998 AND 1997


NOTE 10 - SUPPLEMENTAL CASH FLOW DISCLOSURE

The statements of cash flows are supplemented by the following non-cash disclosures.

         CHANGE IN OWNERSHIP

                                                                    1999
                                                                -----------
         Total consideration                                    $ 7,151,985
         Assignment of accounts receivable                         (391,917)
                                                                -----------

         Net cash paid                                          $ 6,760,068
                                                                ===========

The Company retired 139 shares of treasury stock during 1999 with a book value of $1,951,470.

                                DRUGMAX.COM, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE NINE MONTHS ENDED DECEMBER 31, 1999



                                                    DRUGMAX              BECAN               DESKTOP            VETMALL
                                                 APRIL 1, 1999       APRIL 1, 1999        APRIL 1, 1999      JUNE 28, 1999
                                                MARCH 31, 2000     NOVEMBER 26, 1999     MARCH 20, 2000      MARCH 20, 2000
                                                 -------------       -------------       -------------       -------------
Net revenues                                     $  21,050,547       $  33,721,393       $   2,374,506       $     574,706

Cost of sales                                       20,906,771          32,965,395              18,815             458,739
                                                 -------------       -------------       -------------       -------------
Gross profit                                           143,776             755,998           2,355,691             115,967

Operating expenses:
Selling, general and administrative expense          2,076,653             421,994           2,572,164           2,314,856
Goodwill amortization-Becan                                                     --
Goodwill amortization-DeskTop
Goodwill amortization-VetMall                                                   --
Goodwill amortization-Valley Drug                                               --
                                                 -------------       -------------       -------------       -------------
Total operating expenses                             2,076,653             421,994           2,572,164           2,314,856
                                                 -------------       -------------       -------------       -------------

Income (loss) from continuing operations            (1,932,877)            334,004            (216,473)         (2,198,889)
Interest income                                        144,340               5,455                  54
Interest expense                                      (107,095)            (99,090)            (50,996)
Other income and expenses, net                         (93,312)             (8,377)            798,982
Equity in loss of affiliate                                                     --          (1,099,444)
                                                 -------------       -------------       -------------       -------------
Net income (loss) before income tax                 (1,988,944)            231,992            (567,877)         (2,198,889)

Income tax provision                                        --                  --             280,042
                                                 -------------       -------------       -------------       -------------
Net income (loss)                                $  (1,988,944)      $     231,992       $    (287,835)      $  (2,198,889)
                                                 =============       =============       =============       =============

Basic and diluted net income (loss)
per share                                        $       (0.51)
                                                 =============

                                                     3,875,445
                                                 =============

                                                   VALLEY DRUG                             PROFORMA
                                                 JANUARY 1, 1999                         CONSOLIDATED
                                                DECEMBER 31, 1999     ADJUSTMENTS       MARCH 31, 2000
                                                  -------------      -------------       -------------
Net revenues                                      $  50,572,187      $  (1,999,682) (a)    $ 106,293,657

Cost of sales                                        48,037,331                              102,387,051
                                                  -------------      -------------       -------------
Gross profit                                          2,534,856         (1,999,682)            3,906,606

Operating expenses:
Selling, general and administrative expense           1,737,992         (2,110,307) (a)        7,013,352
Goodwill amortization-Becan                                                126,663  (b)          126,663
Goodwill amortization-DeskTop                                              568,925  [c]          568,925
Goodwill amortization-VetMall                                              384,545  (d)          384,545
Goodwill amortization-Valley Drug                                          230,214  (e)          230,214
                                                  -------------      -------------       -------------
Total operating expenses                              1,737,992           (799,960)            8,323,699
                                                  -------------      -------------       -------------

Income (loss) from continuing operations                796,864         (1,199,722)         (4,417,093)
Interest income                                          13,113                 --             162,962
Interest expense                                       (565,371)                --            (822,552)
Other income and expenses, net                                            (110,625) (a)        586,668
Equity in loss of affiliate                                              1,099,444  (a)             --
                                                  -------------      -------------       -------------
Net income (loss) before income tax                     244,606           (210,903)         (4,490,015)

Income tax provision                                                      (280,042) (f)             --
                                                  -------------      -------------       -------------
Net income (loss)                                 $     244,606      $    (490,945)      $  (4,490,015)
                                                  =============      =============       =============

Basic and diluted net income (loss)
per share                                                                                $       (0.89)
                                                                                         =============

                                                                                    (g)      5,018,708
                                                                                         =============